REGISTRATION NO. 333-45065



SECURITIES AND EXCHANGE COMMISSION


POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4


REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



F & M NATIONAL CORPORATION
(Exact Name of Issuer as Specified in Charter)

9 COURT SQUARE, WINCHESTER, VA  22601
540-665-4282
(Address, including Zip Code, and Telephone Number, including
Area Code, of Issuer's Principal Executive Offices)


ALFRED B. WHITT
PRESIDENT, VICE CHAIRMAN, AND CHIEF FINANCIAL OFFICER
F & M NATIONAL CORPORATION
9 COURT SQUARE
WINCHESTER, VA  22601
(Name and Address of Agent for Service)




This Amendment is filed to remove from registration under the Securities Act of 1993, as amended, 139 shares of Registrant's
Common Stock registered under Registration Statement No. 333-
45065.


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REMOVAL FROM REGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed to remove from registration 139 shares of Common Stock of the Registrant which were offered pursuant an Agreement and Plan of Reorganization, and related Plan of Merger, for all of the issued shares of Common Stock of Peoples Bank of Virginia, Chesterfield, Virginia.

This transaction was effected April 1, 1998. At the effective date of the transaction, the Registrant issued 795,063 shares of the 795,202 shares of its Common Stock which had been registered under Form S-4 as Registration Statement No. 333-45065 on January 28, 1998.




                            SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-45065 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia:

F & M NATIONAL CORPORATION


BY  /s/
    ALFRED B. WHITT, PRESIDENT
    AGENT FOR SERVICE

DATE:  AUGUST 18, 1998